UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2014

AMERICAN EAGLE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50906	20-0237026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2549 W. Main Street, Suite 202, Littleton, Colorado 80120
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 798-5235

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — OTHER EVENTS

Item 8.01. Other Events.

On March 10, 2014, we announced the exercise of our option to purchase (our “Purchase Option”) from our joint venture partner (our “JV Partner”) increased working interests in our existing acreage and wells in our Spyglass Area of the Williston Basin. We notified our JV Partner of the exercise of our Purchase Option on March 7, 2010. The increased working interest equates to approximately 8,244 net acres and is estimated to contribute approximately 450 barrels of oil equivalent per day of production.

The closing of our Purchase Option, which is subject to the satisfaction of certain conditions, is scheduled for March 31, 2014, with an effective date of June 1, 2013. The total consideration for our Purchase Option of approximately $47 million (subject to purchase price adjustments) is payable on the closing date. See our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2014 for more detail regarding the material terms of our Purchase Option.

On March 10, 2014, we also issued an update to our 2014 capital budget to include a continual two rig horizontal drilling program on our approximately 37,900 net acres (on a pro forma basis after giving effect to the exercise of our Purchase Option) in our Spyglass Area.

On March 10, 2014, we issued a press release announcing the exercise of our Purchase Option and the update to our 2014 capital budget. A copy of the press release is attached hereto as Exhibit 99.1.

This Current Report on Form 8-K contains forward-looking statements. Words such as “estimate,” “expect,” “will,” “plan,” “intend,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. You should not place undue reliance upon forward looking statements. Forward-looking statements involve inherent risks and uncertainties and important factors (many of which are beyond our control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the amount we may invest, the location, and the scale of the drilling projects in which we intend to participate; our beliefs with respect to the potential value of drilling projects; our beliefs with regard to the impact of environmental and other regulations on our business; our beliefs with respect to the strengths of our business model; our assumptions, beliefs, and expectations with respect to future market conditions; our plans for future capital expenditures; and our capital needs, the adequacy of our capital resources, and potential sources of capital.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit	Description of Exhibit

	99.1*	Press Release dated March 10, 2014

_________________

* Filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2014	AMERICAN EAGLE ENERGY CORPORATION

	By:	/s/ Bradley M. Colby
Bradley M. Colby
President and Chief Executive Officer

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